Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-3) of Greenlight Capital Re, Ltd. and in the related Prospectus of our report dated March 5, 2024, with respect to the financial statements of Solasglas Investments, LP included in its Annual Report (Form 10-K) filing for the years ended December 31, 2023, 2022 and 2021 filed with the Securities and Exchange Commission.

/s/ Ernst & Young Ltd.
Grand Cayman, Cayman Islands

June 21, 2024